Exhibit 4.1

Specimen Common Stock Certificate


Not Valid Unless Countersigned by Transfer Agent

Incorporated under the Laws of the State of Nevada

Certificate No. ____                                   Number of Shares


                                             CUSIP No. 532323Y 10 5

          LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.
         Authorized stock 50,000,000 Common Shares
               Par Value Per Share $0.0001

      This certifies that _____________ is the record holder of ____________ shares of LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

_______________________________
Gary Lewis, President
                                             [SEAL]

_______________________________
Mary E. Ross, Secretary


                                   Countersigned & Registered


INTERWEST TRANSFER CO., INC.
P.O. Box 17136                     ________________________________
Salt Lake City, Utah 84117              COUNTERSIGNED
                                   Transfer Agent Authorized signature